VERTEX ENERGY, INC. S-1/A

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-207156) on Form S-1/A of Vertex Energy, Inc., of our report dated April 4, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Vertex Energy, Inc. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP

Houston, Texas

June 15, 2016